UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 31, 2016

XcelMobility Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54333	98-0561888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2225 East Bayshore Road, Suite 200 Palo Alto, CA	94303
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 320-1728

Former Name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Definitive Material Agreement

Second Amended and Restated Management Service Agreements

Effective July 31, 2016, XcelMobility Inc., a Nevada corporation (the “Company”) entered into Second Amended and Restated Management Service Agreements (as amended, the “Management Agreements”) with Renyan Ge, Chief Executive Officer of the Company and Xili Wang, Chief Financial Officer of the Company (each an “Executive Officer” and collectively, the “Executive Officers”). The Management Agreements provide for terms employment ending on August 31, 2016, and include annual compensation for each of the Executive Officers as set forth below:

Renyan Ge - $50,000

Xili Wang - $20,000

In addition, each of the Executive Officers has the right to be reimbursed for all reasonable business expenses incurred by the Executives in the execution of his or her duties.

The Management Agreements may be terminated for cause by the Company at any time. If such termination is without cause, each Executive Officer is entitled to certain severance payments. If the Company undergoes a change in control (as defined in the Management Agreements) and any Executive Officer is terminated without cause within eighteen (18) months of such change in control, such Executive Officer is entitled to a lump sum payment equal to eighteen (18) months’ base salary, an additional bonus payment and full vesting of any outstanding options and restricted stock. The Executive Officers may terminate their Management Agreement upon two (2) months’ written notice to the Company. In addition, the Executive Officers are subject to standard confidentiality restrictions and a non-competition provision that survives for six (6) months following termination.

The foregoing description of the Management Agreements is qualified in its entirety by reference to the provisions of the Management Agreements filed as exhibits 10.1 and 10.2 to this Current Report on Form 8-K, which are incorporated herein by reference.

Settlement Agreement and Mutual Release

Effective July 31, 2016, the Company entered a Settlement Agreement and Mutual Release (each a “Settlement Agreement”) with each of the Executive Officers to provide for (i) the settlement of certain amounts of accrued and unpaid base salaries occurring between January 1, 2015 and December 31, 2015, (ii) the waiver of certain claims to accrued and unpaid base salaries occurring on or before December 31, 2014, and (iii) the mutual release of the parties. The Settlement Agreements provide for the payment of the following amounts (the “Settlement Amounts”) on or before July 31, 2016.

Renyan Ge - $50,000

Xili Wang - $20,000

Subject to the Company’s payment of the Settlement Amount on or before July 31, 2016, each Settlement Agreement provides for (i) each of the Executive Officers to waive all claims to base salary accrued and unpaid under the Management Agreement up to and including December 31, 2014, and (ii) the mutual release, between the Company and each of the Executive Officers, of all claims arising out of or relating to payment of the Settlement Amount and accrued and unpaid base salary arising on or before December 31, 2015. Compensation accruing under the Management Agreements on or after January 1, 2016 will remain due and payable to the Executive Officers pursuant to the terms thereof.

The Settlement Agreement does not provide for the Executive Officers to waive, release or discharge any claims arising out of relating to (i) accrued and unpaid compensation under the Management Agreements that occurs after December 31, 2015, (ii) any right to file an administrative charge or complaint with the Equal Employment Opportunity Commission or other administrative agency (although each Executive Officer waived any right monetary relief related to or arising during any period prior to December 31, 2015), and (iii) any rights to benefits other than base salary that may vest, or may have vested, under the Management Agreements.

The foregoing summary of the Settlement Agreements is qualified in its entirety by reference to the provisions of the Settlement Agreements filed as exhibits 10.3 and 10.4 to this Current Report on Form 8-K, which are incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Material Compensatory Plan

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

10.1	Second Amended and Restated Management Service Agreement, dated July 31, 2016, between XcelMobility Inc. and Renyan Ge.

10.2	Second Amended and Restated Management Service Agreement, dated July 31, 2016, between XcelMobility Inc. and Xili Wang.

10.3	Settlement Agreement and Mutual Release dated July 31, 2016, between XcelMobility Inc. and Renyan Ge.

10.4	Settlement Agreement and Mutual Release dated July 31, 2016, between XcelMobility Inc. and Xili Wang.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XcelMobility Inc.,
a Nevada Corporation

Dated: August 2, 2016	/s/ Renyan Ge
Renyan Ge
Chief Executive Officer